                                                                    Exhibit 23.1




                    Consent of Independent Public Accountants

The financial statements as of and for the years ended December 31, 1998, 1999 and 2000 included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen Sp. z o. o., independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Arthur Andersen Sp. z o.o.



Warsaw, Poland
August 9, 2001